Investor Contact:	David Morimoto	Media Contact:	Wayne Kirihara
	SVP & Treasurer		SVP - Corporate Communications
	(808) 544-3627		(808) 544-3687
	david.morimoto@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. RETURNS TO PROFITABILITY IN
FIRST QUARTER OF 2011

HONOLULU, HI, April 27, 2011 – Central Pacific Financial Corp. (NYSE: CPF), parent company of Central Pacific Bank, today reported net income for the first quarter of 2011 of $4.6 million, compared to net losses in the first and fourth quarters of 2010 of $160.2 million and $2.1 million, respectively.  Net income per diluted share for the first quarter of 2011 was $4.58, which included the impact of a one-time accounting adjustment totaling $85.1 million resulting from the exchange of the Company’s preferred stock issued to the U.S. Department of Treasury (the “Treasury”) for common stock as part of its recapitalization.  Excluding this one-time adjustment, which did not impact the Company’s reported net income of $4.6 million, the Company’s net income per diluted share for the first quarter of 2011 was $0.18.  During the first and fourth quarters of 2010, the Company’s net loss per diluted share was $107.23 and $2.78, respectively.

As previously announced, the Company recently completed the following significant milestones as part of its recapitalization:

▪
On February 18, 2011, successfully completed a $325 million capital raise from accredited investors in a private placement (the “Private Placement”).  Concurrently with the completion of the Private Placement, the Company  exchanged its Treasury preferred stock for common stock as noted above (the “TARP Exchange”).

▪
On April 11, 2011, commenced a common stock rights offering of up to $20 million (the “Rights Offering”).  Shareholders of record as of the close of business on February 17, 2011 received at no charge transferable rights to purchase up to 2,000,000 newly-issued common shares in the Rights Offering at $10.00 per share.  The Rights Offering is expected to be completed on May 6, 2011.

On April 12, 2011, the Company announced that the registration statement registering the common shares issued to certain investors in the Private Placement was declared effective by the U.S. Securities and Exchange Commission (the “SEC”).

“We are pleased with our first quarter results,” said John C. Dean, President and Chief Executive Officer.  “Our return to profitability was the result of lower credit costs driven by continued improvement in our asset quality.  With a solid capital foundation in place, we look forward to continuing our long standing commitment of service to  our customers and are well positioned for growth in our Hawaii marketplace.”

Significant Highlights and First Quarter Results

▪	Achieved its plan to recapitalize the Company by successfully completing the Private Placement and the TARP Exchange.

▪	Returned to profitability as the Company recorded quarterly net income of $4.6 million, compared to a net loss of $2.1 million in the fourth quarter of 2010.

▪
Recognized total credit costs of $1.9 million, compared to $4.6 million in the fourth quarter of 2010.  Total credit costs during the first quarter of 2011 included foreclosed asset expense of $2.2 million and write-downs of loans held for sale of $1.6 million, partially offset by a negative provision for loan and lease losses of $1.6 million and a decrease to the reserve for unfunded commitments of $0.3 million.  Total credit costs for the fourth quarter of 2010 included a provision for loan and lease losses of $0.4 million, foreclosed asset expense of $4.2 million, and write-downs of loans held for sale of $0.5 million, partially offset by a decrease to the reserve for unfunded commitments of $0.5 million.

▪	Reduced nonperforming assets by $18.0 million to $284.9 million at March 31, 2011 from $302.8 million at December 31, 2010 primarily through loan pay downs and charge-offs.

▪
Had an allowance for loan and lease losses, as a percentage of total loans and leases, of 8.61% at March 31, 2011, compared to 8.89% at December 31, 2010.  In addition, the Company had an allowance for loan and lease losses, as a percentage of nonperforming assets, of 62.49% at March 31, 2011, compared to 63.69% at December 31, 2010.

▪	Reduced total outstanding borrowings with the Federal Home Loan Bank of Seattle (the “FHLB”) to $301.0 million at March 31, 2011 from $551.3 million at December 31, 2010.

▪
Had cash and cash equivalents totaling $601.2 million at March 31, 2011, compared to $790.7 million at December 31, 2010.  The Company also lowered its loan-to-deposit ratio to 65.7% at March 31, 2011, from 69.2% at December 31, 2010.  The sequential quarter decrease in its cash and cash equivalents despite the completion of the Private Placement was due to the Company investing a portion of its excess liquidity into higher yielding investment securities and reducing its outstanding borrowings with the FHLB as described above.

▪
Significantly improved its tier 1 risk-based capital, total risk-based capital, and leverage capital ratios as of March 31, 2011 to 21.34%, 22.67%, and 12.64%, respectively, from 7.64%, 8.98%, and 4.42%, respectively, as of December 31, 2010.  The Company’s capital ratios now exceed the minimum levels required by the Consent Order dated December 9, 2009 (the “Consent Order”)  entered into with the Federal Deposit Insurance Corporation (the “FDIC”) and the Hawaii Division of Financial Institutions (the “DFI”) and are also above the levels required for a “well-capitalized” regulatory designation.

▪	Continued to support home ownership in Hawaii by originating residential mortgage loans totaling $220.0 million during the quarter.

Earnings Highlights
Net interest income was $28.2 million, compared to $35.1 million in the year-ago quarter and $27.0 million in the fourth quarter of 2010.  The net interest margin was 3.03%, compared to 2.76% in the fourth quarter of 2010 and 3.20% in the year-ago quarter.  The Company saw a sequential quarter improvement in its net interest margin as it began to redeploy its excess liquidity into higher yielding investment securities and reduced its borrowing costs following the previously announced prepayment of certain long-term borrowings outstanding with the FHLB totaling $106.7 million with a weighted average interest rate of 4.78% in December 2010.  Net interest income reflects the reversal of interest on certain nonaccrual loans totaling $0.3 million during the current quarter, compared to $1.6 million in the year-ago quarter and $0.5 million in the fourth quarter of 2010.  Excluding the effects of interest reversals on nonaccrual loans, the net interest margin was 3.07% for the current quarter, compared to 3.34% in the year-ago quarter and 2.81% in the fourth quarter of 2010.

The Company’s provision for loan and lease losses was a credit of $1.6 million in the first quarter of 2011, compared to a charge of $0.4 million in the fourth quarter of 2010 and a charge of $58.8 million in the first quarter of 2010.  The decrease was primarily due to continued improvement in the Company’s credit risk profile as evidenced by further declines in nonperforming assets and net charge-offs during the quarter, which is more fully described below.

Other operating income totaled $12.5 million, compared to $12.8 million in the year-ago quarter and $19.9 million in the fourth quarter of 2010.  The decrease from the year-ago quarter was primarily due to:  (1) lower gains on sales of investment securities of $0.8 million and (2) lower service charges on deposits of $0.6 million, partially offset by an unrealized non-cash gain attributable to a $0.5 million decrease in the fair value of a derivative liability related to an amended warrant held by the Treasury as part of the TARP Exchange.  The sequential-quarter decrease was primarily due to: (1) the recognition of a $7.7 million gain on the sale of Kaimuki Plaza in the fourth quarter of 2010 and (2) lower gains on sales of residential mortgage loans of $1.0 million, partially offset by (1) the aforementioned unrealized non-cash gain of $0.5 million, (2) higher income from bank-owned life insurance of $0.5 million and (3) higher unrealized gains on outstanding interest rate locks of $0.4 million.

Other operating expense totaled $37.6 million, compared to $149.2 million in the year-ago quarter and $48.6 million in the fourth quarter of 2010.  The decrease from the year-ago quarter reflects:  (1) a $102.7 million non-cash goodwill impairment charge recorded in the first quarter of 2010, (2) lower net credit-related charges of $4.2 million and (3) lower legal and professional services of $3.2 million.  The sequential quarter decrease reflects: (1) the recognition of a one-time loss totaling $5.7 million attributable to the previously mentioned early extinguishment of certain long-term borrowings with the FHLB during the fourth quarter of 2010, (2) a lower provision for repurchased residential mortgage loans of $4.6 million and (3) lower net credit-related charges of $0.7 million, partially offset by higher salaries and employee benefits of $2.0 million.

The efficiency ratio was 81.2% (excluding foreclosed asset expense of $2.2 million and write-downs of loans held for sale totaling $1.6 million), compared to 83.6% in the year-ago quarter (excluding the non-cash goodwill impairment charge of $102.7 million, foreclosed asset expense of $5.5 million and write-downs of loans held for sale of $0.8 million) and 79.8% (excluding the loss on early extinguishment of debt of $5.7 million, foreclosed asset expense of $4.1 million and write-downs of loans held for sale totaling $0.5 million) in the fourth quarter of 2010.

The Company continues to recognize a full valuation allowance against its net deferred tax assets and did not record any income tax benefit or expense during the first quarter of 2011.

Balance Sheet Highlights
Total assets at March 31, 2011 were $4.0 billion, compared to $4.4 billion and $3.9 billion at March 31, 2010 and December 31, 2010, respectively.

Total loans and leases at March 31, 2011 were $2.1 billion, compared to $2.8 billion and $2.2 billion at March 31, 2010 and December 31, 2010, respectively.  The current quarter decrease was primarily due to decreases in the Hawaii construction and commercial mortgage loan portfolios of $58.3 million and the Hawaii commercial loan portfolio of $24.9 million.

Total deposits of $3.1 billion at March 31, 2011 was virtually unchanged from December 31, 2010, compared to $3.3 billion at March 31, 2010.  Core deposits, which include demand deposits, savings and money market deposits, and time deposits less than $100,000, totaled $2.7 billion at March 31, 2011.  This represents a decrease of $126.1 million from a year ago and a decrease of $48.6 million from December 31, 2010.  Significant changes in total deposits during the quarter included a decrease in interest-bearing demand deposits of $111.0 million, while non-interest bearing demand deposits, savings and money market deposits and time deposits increased by $66.3 million, $30.5 million and $26.8 million, respectively.

Total shareholders’ equity was $385.0 million at March 31, 2011, compared to $172.1 million and $66.1 million at March 31, 2010 and December 31, 2010, respectively, and reflects the successful completion of the $325.0 million Private Placement and the TARP Exchange in February 2011.

Asset Quality
Nonperforming assets at March 31, 2011 totaled $284.9 million, or 7.10% of total assets, compared to $302.8 million, or 7.69% of total assets at December 31, 2010.  The sequential-quarter decrease was primarily due to loan pay downs and charge-offs and reflects net decreases in the Hawaii construction and development and Hawaii commercial mortgage portfolios totaling $14.4 million and $3.7 million, respectively, partially offset by a net increase in the Hawaii residential mortgage portfolio totaling $1.2 million.

Loans delinquent for 90 days or more still accruing interest decreased from $8.5 million at December 31, 2010 to $0.5 million at March 31, 2011.  In addition, loans delinquent for 30 days or more still accruing interest decreased from $38.2 million at December 31, 2010 to $15.5 million at March 31, 2011.

Net loan charge-offs in the first quarter of 2011 totaled $13.3 million, compared to $52.5 million in the year-ago quarter and $25.2 million in the fourth quarter of 2010.  Net charge-offs included the following significant amounts:  Hawaii construction and development loans totaling $9.5 million, Hawaii residential mortgage loans totaling $1.3 million, and Mainland construction and development loans totaling $1.0 million.

The allowance for loan and lease losses, as a percentage of total loans and leases, was 8.61% at March 31, 2011, compared to 8.89% at December 31, 2010.  The allowance for loan and lease losses, as a percentage of nonperforming assets, was 62.49% at March 31, 2011, compared to 63.69% at December 31, 2010.

Construction and Development Loans
At March 31, 2011, the construction and development loan portfolio (excluding owner-occupied loans) totaled $258.2 million, or 12.5%, of the total loan portfolio.  Of this amount, $165.0 million were located in Hawaii and $93.2 million were located on the Mainland.  This portfolio decreased by $41.7 million from December 31, 2010 and by $480.2 million from March 31, 2010.  The sequential quarter decrease was primarily due to loan pay downs and reflects decreases in the Hawaii and Mainland construction and development loan portfolios (excluding owner-occupied loans) of $36.6 million and $5.1 million, respectively.

The allowance for loan and lease losses established for these loans was $53.9 million at March 31, 2011, or 20.9%, of the total outstanding balance, compared to $73.1 million, or 24.4%, of the total outstanding balance at December 31, 2010.  Of this amount, $39.4 million related to construction and development loans in Hawaii and $14.5 million related to construction and development loans on the Mainland.

Nonperforming construction and development assets in Hawaii totaled $145.2 million at March 31, 2011, or 3.6%, of total assets.  At March 31, 2011, this balance was comprised of portfolio loans totaling $93.5 million, loans held for sale totaling $29.3 million, and foreclosed properties totaling $22.4 million.  Nonperforming assets related to this sector totaled $159.3 million at December 31, 2010.

Nonperforming construction and development assets on the Mainland totaled $71.7 million at March 31, 2011, or 1.8%, of total assets.  At March 31, 2011, this balance was comprised of portfolio loans totaling $36.8 million, loans held for sale totaling $4.4 million, and foreclosed properties totaling $30.5 million.  Nonperforming assets related to this sector totaled $72.1 million at December 31, 2010.

Capital Levels
At March 31, 2011, the Company’s Tier 1 risk-based capital, total risk-based capital, and leverage capital ratios significantly improved to 21.34%, 22.67%, and 12.64%, respectively, compared to 7.64%, 8.98%, and 4.42%, respectively, at December 31, 2010.   The Company’s capital ratios now exceed the minimum levels required by the Consent Order and are above the levels required for a “well-capitalized” regulatory designation.

Non-GAAP Financial Measures
This press release contains certain references to financial measures that have been adjusted to exclude certain expenses and other specified items.  These financial measures differ from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in that they exclude unusual or non-recurring charges, losses, credits or gains.  This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure.    Management believes that financial presentations excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the Company’s core business results by investors.  These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Conference Call
The Company’s management will host a conference call today at 1:00 p.m. Eastern Time (7:00 a.m. Hawaii Time) to discuss the quarterly results.  Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://investor.centralpacificbank.com.  Alternatively, investors may participate in the live call by dialing 1-877-317-6789.  A playback of the call will be available through May 31, 2011 by dialing 1-877-344-7529 (passcode:  450252) and on the Company's website.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with $4.0 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 34 branches, 120 ATMs, and a residential mortgage subsidiary in the state of Hawaii.  For additional information, please visit the Company’s website at http://www.centralpacificbank.com.

**********

Forward-Looking Statements
This document may contain forward-looking statements concerning projections of revenues, income/loss, earnings/loss per share, capital expenditures, dividends, capital structure, or other financial items, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes”, “plans”, “intends”, “expects”, “anticipates”, “forecasts” or words of similar meaning.  While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the impact of local, national, and international economies and events, including natural disasters, on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; the impact of regulatory actions on the Company including the Consent Order by the FDIC and the DFI and the Memorandum of Understanding entered into on February 9, 2011 with the FDIC and the DFI relating to the Bank Secrecy Act; the impact of legislation affecting the banking industry including the Emergency Economic Stabilization Act of 2008 and the Dodd-Frank Act Wall Street Reform and Consumer Protection Act; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates and changes in asset quality generally; volatility in the financial markets and uncertainties concerning the availability of debt or equity financing; and the impact of regulatory supervision.  For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s 2010 Form 10-K and future 2011 Form 10-Qs.  The Company does not update any of its forward-looking statements.

Cautionary Statements
This press release shall not constitute an offer for sale of the rights in the rights offering described in this release or the shares that may be purchased by exercising those rights.  These securities  are offered by means of a prospectus.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy such securities, nor shall there be any sale of such securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.

#####

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights - March 31, 2011
(Unaudited)

	Three Months Ended
	March 31,
(in thousands, except per share data)	2011	2010

INCOME STATEMENT
Net income (loss)	$4,639	$(160,219)
Per common share data:
Basic earnings (loss) per share (after preferred stock dividends, accretion
of discount, and conversion of preferred stock to common stock)	4.59	(107.23)
Diluted earnings (loss) per share (after preferred stock dividends, accretion
of discount, and conversion of preferred stock to common stock)	4.58	(107.23)

PERFORMANCE RATIOS
Return (loss) on average assets (1)	0.47%	(13.25	) %
Return (loss) on average shareholders' equity (1)	9.34	(196.41)
Net income (loss) to average tangible shareholders' equity (1)	10.48	(320.04)
Efficiency ratio (2)	81.15	83.55
Net interest margin (1)	3.03	3.20

REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Tier 1 risk-based capital	21.34%	8.99%
Total risk-based capital	22.67	10.32
Leverage capital	12.64	5.78

Central Pacific Bank
Tier 1 risk-based capital	20.78%	9.13%
Total risk-based capital	22.11	10.45
Leverage capital	12.31	5.86

	March 31,			%
	2011	2010		Change
BALANCE SHEET
Total assets	$4,013,398	$4,434,177		(9.5	) %
Loans and leases, net of unearned interest	2,067,302	2,844,189		(27.3)
Net loans and leases	1,889,292	2,632,543		(28.2)
Deposits	3,145,463	3,335,038		(5.7)
Total shareholders' equity	384,984	172,105		123.7
Book value per common share	9.71	28.16		(65.5)
Tangible book value per common share	9.17	12.30		(25.4)
Market value per common share	20.80	33.60		(38.1)
Tangible common equity ratio (3)	9.11%	0.42%		2051.5

	Three Months Ended
	March 31,			%
	2011	2010		Change
SELECTED AVERAGE BALANCES
Total assets	$3,970,299	$4,838,007		(17.9	) %
Interest-earning assets	3,760,082	4,454,145		(15.6)
Loans and leases, net of unearned interest	2,189,603	3,047,239		(28.1)
Other real estate	58,384	32,686		78.6
Deposits	3,091,447	3,508,240		(11.9)
Interest-bearing liabilities	2,992,383	3,847,946		(22.2)
Total shareholders' equity	198,627	326,302		(39.1)

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights - March 31, 2011
(Unaudited)

	March 31,		%
(in thousands, except per share data)	2011	2010	Change

NONPERFORMING ASSETS
Nonaccrual loans (including loans held for sale)	$228,251	$462,278	(50.6	) %
Other real estate, net	56,601	31,571	79.3
Total nonperforming assets	284,852	493,849	(42.3)
Loans delinquent for 90 days or more (still accruing interest)	506	6,979	(92.7)
Restructured loans (still accruing interest)	12,410	4,641	1.7
Total nonperforming assets, loans delinquent for 90 days or more (still
accruing interest) and restructured loans (still accruing interest)	$297,768	$505,469	(41.1)

	Three Months Ended
	March 31,
	2011	2010
Loan charge-offs	$18,131	$59,968	(69.8	) %
Recoveries	4,862	7,498	(35.2)
Net loan charge-offs	$13,269	$52,470	(74.7)
Net loan charge-offs to average loans (1)	2.42%	6.89%

	March 31,
	2011	2010
ASSET QUALITY RATIOS
Nonaccrual loans (including loans held for sale) to total loans and leases
and loans held for sale	10.76%	15.93%
Nonperforming assets to total assets	7.10	11.14
Nonperforming assets, loans delinquent for 90 days or more (still accruing interest)
and restructured loans (still accruing interest) to total loans and leases,
loans held for sale & other real estate	13.67	17.23
Allowance for loan and lease losses to total loans and leases	8.61	7.44
Allowance for loan and lease losses to nonaccrual loans (including loans held for sale)	77.99	45.78

(1) Annualized.

(2)
The efficiency ratio is a non-GAAP financial measure which should be read and used in conjunction with the Company's GAAP financial information. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate the efficiency ratio differently. Our efficiency ratio is derived by dividing other operating expense (excluding amortization, impairment and write-down of intangible assets, goodwill, loans held for sale and foreclosed property, loss on early extinguishment of debt, loss on investment transaction and loss on sale of commercial real estate loans) by net operating revenue (net interest income on a taxable equivalent basis plus other operating income before securities transactions). See Reconciliation of Non-GAAP Financial Measures.

(3)
The tangible common equity ratio is a non-GAAP financial measure which should be read and used in conjunction with the Company's GAAP financial information. Comparison of our tangible common equity ratio with those of other companies may not be possible because other companies may calculate the tangible common equity ratio differently. Our tangible common equity ratio is derived by dividing common shareholders' equity, less intangible assets (excluding mortgage servicing rights (MSRs)) by total assets, less tangible assets (excluding MSRs).

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Quarter Ended	Quarter Ended	Quarter Ended
(Dollars in thousands, except per share data)	March 31, 2011	December 31, 2010	March 31, 2010

Adjusted Earnings (Loss) Per Share

Diluted earnings (loss) per share	$4.58	$(2.78)	$(107.23)

Gain on exchange of preferred stock to common stock	4.40	-	-

Diluted adjusted earnings (loss) per share	$0.18	$(2.78)	$(107.23)

Net Interest Margin

Annualized net interest income for the quarter as a percentage
of quarter-to-date average interest earning assets	3.03%	2.76%	3.20%

Reversal of interest on nonaccrual loans	0.04	0.05	0.14

Net interest margin, excluding reversal of interest on nonaccrual loans	3.07%	2.81%	3.34%

Efficiency Ratio

Total operating expenses as a percentage of net operating revenue	92.25%	103.37%	315.60%

Goodwill impairment	-	-	(217.19)

Amortization of other intangible assets	(1.76)	(1.53)	(1.52)

Loss on early extinguishment of debt	-	(12.09)	-

Foreclosed asset expense	(5.50)	(8.83)	(11.70)

Write down of assets	(3.84)	(1.11)	(1.64)

Efficiency ratio	81.15%	79.81%	83.55%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,	March 31,
(in thousands, except per share data)	2011	2010	2010

ASSETS
Cash and due from banks	$63,687	$61,725	$207,015
Interest-bearing deposits in other banks	537,495	729,014	658,337
Investment securities:
Trading	-	-	49,491
Available for sale	1,076,181	702,517	395,073
Held to maturity (fair value of $2,009 at March 31, 2011,
$2,913 December 31, 2010 and $4,355 March 31, 2010)	1,943	2,828	4,234
Total investment securities	1,078,124	705,345	448,798

Loans held for sale	54,093	69,748	57,659
Loans and leases	2,067,302	2,169,444	2,844,189
Less allowance for loan and lease losses	178,010	192,854	211,646
Net loans and leases	1,889,292	1,976,590	2,632,543

Premises and equipment, net	55,977	57,390	73,349
Accrued interest receivable	11,461	11,279	12,063
Investment in unconsolidated subsidiaries	13,950	14,856	16,450
Other real estate	56,601	57,507	31,571
Mortgage servicing rights	23,290	22,712	21,527
Other intangible assets	21,208	21,927	24,083
Bank-owned life insurance	142,000	142,296	140,841
Federal Home Loan Bank stock	48,797	48,797	48,797
Income tax receivable	2,353	2,223	38,977
Other assets	15,070	16,642	22,167
Total assets	$4,013,398	$3,938,051	$4,434,177

LIABILITIES AND EQUITY
Deposits:
Noninterest-bearing demand	$678,007	$611,744	$611,840
Interest-bearing demand	528,533	639,548	630,942
Savings and money market	1,120,272	1,089,813	1,090,159
Time	818,651	791,842	1,002,097
Total deposits	3,145,463	3,132,947	3,335,038

Short-term borrowings	1,423	202,480	202,074
Long-tem debt	409,299	459,803	657,537
Other liabilities	62,231	66,766	57,403
Total liabilities	3,618,416	3,861,996	4,252,052

Equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding none
at March 31, 2011, 135,000 shares at December 31, 2010, and March 31, 2010	-	130,458	129,344
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding
39,649,052 shares at March 31, 2011, 1,527,000 shares at December 31, 2010,
and 1,518,522 shares at March 31, 2010	764,463	404,167	406,580
Surplus	63,436	63,308	63,359
Accumulated deficit	(428,780)	(517,316)	(420,224)
Accumulated other comprehensive loss	(14,135)	(14,565)	(6,954)
Total shareholders' equity	384,984	66,052	172,105
Non-controlling interest	9,998	10,003	10,020
Total equity	394,982	76,055	182,125
Total liabilities and equity	$4,013,398	$3,938,051	$4,434,177

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
(In thousands, except per share data)	2011	2010	2010

Interest income:
Interest and fees on loans and leases	$28,566	$31,558	$37,312
Interest and dividends on investment securities:
Taxable interest	5,221	4,060	8,101
Tax-exempt interest	184	179	515
Dividends	3	3	3
Interest on deposits in other banks	389	555	330
Total interest income	34,363	36,355	46,261

Interest expense:
Interest on deposits:
Demand	132	196	258
Savings and money market	732	1,055	1,649
Time	2,377	2,935	3,981
Interest on short-term borrowings	204	295	189
Interest on long-term debt	2,717	4,855	5,115
Total interest expense	6,162	9,336	11,192

Net interest income	28,201	27,019	35,069
Provision for loan and lease losses	(1,575)	406	58,837
Net interest income (loss) after provision for loan and lease losses	29,776	26,613	(23,768)

Other operating income:
Service charges on deposit accounts	2,614	2,849	3,207
Other service charges and fees	4,058	3,973	3,485
Income from fiduciary activities	761	831	811
Equity in earnings of unconsolidated subsidiaries	127	140	29
Fees on foreign exchange	137	157	156
Investment securities gains	-	-	831
Income from bank-owned life insurance	1,190	673	1,184
Loan placement fees	102	84	85
Net gain on sales of residential loans	2,198	3,155	1,945
Gain on sale of premises and equipment	-	7,698	-
Other	1,313	325	1,031
Total other operating income	12,500	19,885	12,764

Other operating expense:
Salaries and employee benefits	15,033	12,999	14,836
Net occupancy	3,358	3,847	3,297
Equipment	1,130	1,222	1,477
Amortization of other intangible assets	1,547	1,857	1,408
Communication expense	881	886	1,212
Legal and professional services	2,460	3,422	5,650
Computer software expense	883	993	903
Advertising expense	836	354	839
Goodwill impairment	-	-	102,689
Foreclosed asset expense	2,242	4,149	5,532
Write down of assets	1,565	520	774
Loss on early extinguishment of debt	-	5,685	-
Other	7,702	12,649	10,598
Total other operating expense	37,637	48,583	149,215

Income (loss) before income taxes	4,639	(2,085)	(160,219)
Income tax expense	-	-	-
Net income (loss)	4,639	(2,085)	(160,219)
Preferred stock dividends, accretion of discount and conversion of preferred stock to common stock	(83,897)	2,143	2,074
Net income (loss) available to common shareholders	$88,536	$(4,228)	$(162,293)

Per common share data:
Basic earnings (loss) per share	$4.59	$(2.78)	$(107.23)
Diluted earnings (loss) per share	4.58	(2.78)	(107.23)

Basic weighted average shares outstanding	19,301	1,518	1,513
Diluted weighted average shares outstanding	19,321	1,518	1,513

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)

	Three Months Ended			Three Months Ended			Three Months Ended
(Dollars in thousands)	March 31, 2011			December 31, 2010			March 31, 2010
	Average	Average		Average	Average		Average	Average
	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
Assets:
Interest earning assets:
Interest-bearing deposits in other banks	$617,944	0.26%	$389	$865,095	0.25%	$555	$503,806	0.27%	$330
Taxable investment securities, excluding
valuation allowance	890,759	2.35	5,224	622,105	2.61	4,063	808,077	4.01	8,104
Tax-exempt investment securities,
excluding valuation allowance	12,979	8.67	282	13,160	8.35	275	46,226	6.87	793
Loans and leases, net of unearned income	2,189,603	5.27	28,566	2,359,977	5.32	31,558	3,047,239	4.95	37,312
Federal Home Loan Bank stock	48,797	-	-	48,797	-	-	48,797	-	-
Total interest earning assets	3,760,082	3.70	34,461	3,909,134	3.71	36,451	4,454,145	4.22	46,539
Nonearning assets	210,217			200,448			383,862
Total assets	$3,970,299			$4,109,582			$4,838,007

Liabilities & Equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$529,405	0.10%	$132	$648,752	0.12%	$196	$611,195	0.17%	$258
Savings and money market deposits	1,107,546	0.27	732	1,085,775	0.39	1,055	1,146,801	0.58	1,649
Time deposits under $100,000	441,461	1.25	1,366	472,111	1.41	1,674	531,603	1.67	2,185
Time deposits $100,000 and over	334,170	1.23	1,011	347,209	1.44	1,261	626,523	1.16	1,796
Short-term borrowings	139,707	0.59	204	202,026	0.58	295	274,157	0.28	189
Long-term debt	440,094	2.50	2,717	597,489	3.22	4,855	657,667	3.15	5,115
Total interest-bearing liabilities	2,992,383	0.84	6,162	3,353,362	1.10	9,336	3,847,946	1.18	11,192
Noninterest-bearing deposits	678,865			592,932			592,118
Other liabilities	90,423			69,001			61,617
Total liabilities	3,761,671			4,015,295			4,501,681
Shareholders' equity	198,627			84,281			326,302
Non-controlling interest	10,001			10,006			10,024
Total equity	208,628			94,287			336,326
Total liabilities & equity	$3,970,299			$4,109,582			$4,838,007

Net interest income			$28,299			$27,115			$35,347

Net interest margin		3.03%			2.76%			3.20%